As filed with the Securities and Exchange Commission on October 26,

2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION

STATEMENT
UNDER THE SECURITIES ACT OF 1933

CROSSFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Kansas 26-3212879
(State or other jurisdiction of Incorporation or organization) (I.R.S. Employer Identification No.)
11440 Tomahawk

Creek Parkway
Leawood, KS

66211

(Address of Principal Executive Offices)
(Zip Code)
CROSSFIRST BANKSHARES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Aisha Reynolds
General Counsel & Corporate Secretary
11440 Tomahawk

Creek Parkway
Leawood, Kansas 66211
(Name and address of agent for service)
(913) 312-6822
(Telephone number,

including area code, of agent for service)
with copies of communications to:
C. Robert Monroe, Esq.
James S. Swenson, Esq.
B. Scott Gootee, Esq.
Stinson LLP
1201 Walnut,

Suite 2900
Kansas City, Missouri 64106
(816) 842-8600

Indicate

by

check

mark

whether

the

registrant

is

a

large

accelerated

filer,

an

accelerated

filer,

a

non-accelerated

filer,

a

smaller

reporting
company or

an emerging

growth company.

See the

definitions of

"large accelera

ted filer,

"

"accelerated filer,

"

"smaller reporting

company,"
and "emerging growth company" in Rule 12b-2 of

the Exchange Act.

Large accelerated filer
□
Accelerated filer
☒
Non-accelerated filer

□
Smaller reporting company
□
Emerging growth company
☒
If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)
of the Securities Act.
□

CALCULATION OF REGISTRATION

FEE

Title of securities to be registered
Amount to be
registered(1)
Proposed

maximum

offering price

per share(2)
Proposed

maximum

aggregate offering
price(2)
Amount of
registration fee
Common Stock, par value $0.01 per share
750,000

$14.36 $10,770,000 $998.38
(1)
This Registration Statement on Form S-8 (this "Registration Statement")

covers an aggregate of 750,000 additional shares of common
stock, par value $0.01 per share (the "Common Stock") of CrossFirst Bankshares,

Inc., a Kansas corporation (the "Company" or
"Registrant"), reserved for issuance under the CrossFirst Bankshares,

Inc. Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule
416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration

Statement also covers an indeterminate
number of additional shares of Common Stock that become issuable under the Plan as may be necessary to adjust the number of shares
being offered or issued pursuant to the Plan as a result of stock splits, stock dividends or similar transactions.
(2)
The proposed maximum offering price per share and

the proposed maximum aggregate offering price have been estimated solely for the
purpose of calculating the registration fee pursuant to paragraphs (c)

and (h)(1) of Rule 457 under the Securities Act and are based upon the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq Global Select Market on October 22,
2021.

EXPLANATORY

NOTE

This Registration Statement on Form S-8 is being filed by the Company for purposes of registering an additional
750,000 shares of Common Stock reserved for issuance under the Plan,

as approved by the Company's stockholders at the
Company's 2021 annual meeting of stockholders.
Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of
the Registration Statement on Form S-8 (File No. 333-239636) filed by the Company with the Securities and Exchange
Commission on July 2, 2020.

PART

II
INFORMATION REQUIRED

IN THE REGISTRATION

STATEMENT
Item 8.

Exhibits.
Exhibit

No.

Description

4.1*

Articles of Incorporation of CrossFirst Bankshares, Inc. (incorporated by reference to Exhibit 3.1 to the
Registrant's Form S-1 filed on July 18, 2019, File No. 333-232704)

4.2*
Amendment to Articles of Incorporation of CrossFirst Bankshares, Inc.

(incorporated by reference to Exhibit 3.2
to the Registrant's Form S-1 filed on July 18, 2019, File No. 333-232704)
4.3*

Bylaws of CrossFirst Bankshares, Inc. (incorporated by reference to

Exhibit 3.3 to the Registrant's Form S-1
filed on July 18, 2019, File No. 333-232704)
5.1

Opinion of Stinson LLP regarding legality

23.1

Consent of BKD, LLP

23.2
Consent of Stinson LLP (included in Exhibit 5.1)

24.1

Power of Attorney (included in the signature page to this Registration Statement)
99.1*

CrossFirst Bankshares, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 to the
Registrant's Form S-8 filed on July 2, 2020, File No. 333-239636)
99.2

First Amendment to the CrossFirst Bankshares, Inc. Employee Stock

Purchase Plan
____________________
*

Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to
believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be
signed on its behalf by the undersigned, thereunto duly authorized, in the

City of Leawood, State of Kansas, on this 26th day
of October,

2021.

CROSSFIRST BANKSHARES, INC.

By: /s/ Michael J. Maddox

Michael J. Maddox

President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person

whose signature appears below constitutes and
appoints Michael J.

Maddox,

Benjamin R. Clouse and Aisha Reynolds, and each of them (with full power to each of them to
act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him
or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without
limitation, post-effective amendments)

to this Registration Statement on Form S-8 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and

Exchange Commission, granting unto said
attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing
requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and
confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may
lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the
following persons in the capacities and on the date indicated.
Signature Title Date
/s/ Rod Brenneman

Rod Brenneman
Director (Chairman) October 26, 2021
/s/ Michael J. Maddox

Michael J. Maddox
Director, President and Chief Executive Officer

(Principal
Executive Officer)
October 26, 2021
/s/ Benjamin R. Clouse

Benjamin R. Clouse
/s/ David O'Toole

David O'Toole
Chief Financial Officer (Principal Financial and Accounting
Officer)
Director
October 26, 2021
October 26, 2021
/s/ George Bruce

George Bruce
Director

October 26, 2021
/s/ Steven W. Caple

Steven W.

Caple

Director October 26, 2021
/s/ Ron Geist

Ron Geist

Director October 26, 2021
/s/ Jennifer Grigsby

Jennifer Grigsby

Director October 26, 2021
/s/ George E. Hansen III

George E. Hansen III

Director October 26, 2021
/s/ Lance Humphreys

Lance Humphreys

Director October 26, 2021
/s/ Mason King

Mason King

Director October 26, 2021
/s/ James Kuykendall

James Kuykendall

Director October 26, 2021
/s/ Kevin Rauckman

Kevin Rauckman

Director October 26, 2021
/s/ Michael Robinson

Michael Robinson

Director October 26, 2021
/s/ Grey Stogner

Grey Stogner

Director October 26, 2021
/s/ Stephen K. Swinson

Stephen K. Swinson

Director October 26, 2021